Exhibit 99.1

Imprivata Announces Third Quarter 2015 Financial Results, Revenue Growth of 16%

Highlights

•	Revenue of $29.3 million
•	Adjusted EBITDA loss of $4.3 million
•	Net loss per share: $0.29 GAAP; $0.22 non-GAAP

Lexington, Mass. — (BUSINESS WIRE) — November 2, 2015 — Imprivata® (NYSE: IMPR), the healthcare IT security company, today announced financial results for three and nine months ended September 30, 2015. Revenues for the three months ended September 30, 2015 were $29.3 million, an increase of 16% from revenues of $25.3 million for the same period in 2014. Revenues for the nine months ended September 30, 2015 were $84.9 million, an increase of 25% from revenues of $68.0 million for the same period in 2014.

“As we previously disclosed, our third quarter results were behind plan. However, we remain confident in our long-term growth prospects,” said Omar Hussain, President and CEO of Imprivata. “Our core healthcare business is positioned to grow, and we expect Imprivata Confirm ID, Imprivata Cortext and Imprivata PatientSecure will begin to contribute to our results in the near term.”

“Despite the delays we saw with some Imprivata OneSign deals last quarter, we did not lose these deals to competition, and we believe we will ultimately sign the majority of these customers. Looking forward, we have a large market opportunity, and we continue to see strong demand for our authentication and single sign on products. Our overall pipeline continues to expand across our platform, and we are on pace to meet our healthcare new customer addition target for the year.”

Fourth Quarter and Full-Year 2015 Financial Outlook

	Fourth Quarter	Full-Year 2015
Revenues	$32-34m	$116.9-118.9m
Adjusted EBITDA loss	$(3.5)-(2.3)m	$(14.5)-(13.3)m
GAAP Loss Per Share	$(0.23)-(0.18)	$(1.03)-(0.98)
Non-GAAP Loss Per Share	$(0.18)-(0.13)	$(0.78)-(0.73)
Weighted Average Shares Outstanding	24.8m	24.4m

Financial Results

Net loss for the three months ended September 30, 2015 was $7.2 million, or $(0.29) per basic and diluted share attributable to common stockholders, as compared to a net loss of $4.5 million, or $(0.19) per basic and diluted share attributable to common stockholders for the same period in 2014. Net loss for the nine months ended September 30, 2015 was $19.3 million, or $(0.80) per basic and diluted share attributable to common stockholders, as compared to a net loss of $15.1 million, or $(1.64) per basic and diluted share attributable to common stockholders for the same period in 2014. Consistent with our operating results for the first half of 2015, the third quarter loss represents our continued strategic investments in the business.

Adjusted EBITDA(1) for the three months ended September 30, 2015 was a loss of $4.3 million, as compared to a loss of $2.8 million for the same period in 2014. Non-GAAP net loss (2) for the three months ended September 30, 2015 was $5.3 million, or $(0.22) per basic and diluted share, as compared to non-GAAP net loss of $3.8 million, or $(0.16) per basic and diluted share, for the same period in 2014. Adjusted EBITDA for the nine months ended September 30, 2015 was a loss of $11.0 million, as compared to a loss of $11.5 million for the same period in 2014. Non-GAAP net loss (2) for the nine months ended September 30, 2015 was $14.6 million, or $(0.60) per basic and diluted share, as compared to non-GAAP net loss of $14.0 million, or $(1.31) per basic and diluted share, for the same period in 2014. A reconciliation of GAAP to these non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability.
(2)	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization of purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability.

Conference Call Information

Imprivata management will host a conference call at 5:00 pm Eastern Time on Monday, November 2, 2015 to discuss the Company’s quarter ended September 30, 2015 results, its business outlook and other matters. The conference call will be accessible by dialing 877-870-4263 or for international callers, 412-317-0790, and referencing “the Imprivata, Inc. earnings call”. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at http://investor.imprivata.com.

An audio replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through November 16, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10074543.

About Imprivata

Imprivata® (NYSE: IMPR), the healthcare IT security company, provides healthcare organizations globally with a security and identity platform that delivers authentication management, fast access to patient information, secure communications, and positive patient identification. Imprivata enables care providers to securely and efficiently access, communicate, and transact patient health information to address critical compliance and security challenges while improving productivity and the patient experience. For more information, please visit www.imprivata.com.

Investor Relations:

Jeff Bray, CFA, 781-761-1417

Director of Investor Relations

jbray@imprivata.com

Media Contact:

John Hallock, 781-761-1921

Corporate Communications

jhallock@imprivata.com

All Imprivata products are trademarks of Imprivata, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our expectations on closing deals in future quarters that were not closed in the third quarter, the anticipated opportunity and trends for growth in our healthcare customer base and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and our expected financial results for fourth quarter 2015 and beyond. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; longer sales cycles associated with more complex deals in our healthcare business; slower growth in the non-core areas of our business; the lengthy and unpredictable sales cycles for new customers; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign and Imprivata PatientSecure solutions; our ability to manage our growth effectively; our ability to respond to competitive pressures; our ability to successfully integrate HT Systems and other businesses and assets that we may acquire; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 11, 2015, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Imprivata has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Imprivata believes that the use of these non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Imprivata’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA (EBITDA adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, transaction costs associated with shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability), non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expense associated with our purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, transaction costs associated with shelf registration and offering costs and the impact of the re-measurement to fair value of our contingent liability. Non-GAAP financial measures that Imprivata uses may differ from measures that other companies may use. These non-GAAP financial measures disclosed by Imprivata are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Imprivata, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$51,925	$78,524
Accounts receivable, net of allowances	26,594	25,335
Prepaid expenses and other current assets	4,819	3,516

Total current assets	83,338	107,375
Property and equipment, net	8,109	7,640
Goodwill	13,819	1,560
Intangible assets, net	5,131	1,499
Other assets	898	105

Total assets	$111,295	$118,179

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,402	$2,498
Accrued expenses and other current liabilities	9,343	10,565
Current portion of capital lease obligations and long-term debt	481	625
Current portion of other long-term liabilities	240	288
Current portion of deferred revenue	36,265	33,120
Current portion of contingent purchase price liability	525	152

Total current liabilities	52,256	47,248
Deferred revenue, net of current portion	5,043	4,021
Deferred tax liability	694	—
Capital lease obligations, long-term debt and royalty obligations, net of current portion	279	619
Other long-term liabilities, net of current portion	1,826	1,535
Contingent purchase price liability, net of current portion	178	480

Total liabilities	60,276	53,903
Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	25	24
Additional paid-in capital	178,003	171,903
Accumulated other comprehensive loss	(119)	(100)
Accumulated deficit	(126,890)	(107,551)

Total stockholders’ equity	51,019	64,276

Total liabilities and stockholders’ equity	$111,295	$118,179

Imprivata, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Product	$15,800	$14,133	$45,017	$35,632
Maintenance and services	13,482	11,145	39,869	32,320

Total revenue	29,282	25,278	84,886	67,952

Cost of revenue
Product	4,442	4,287	11,954	8,922
Maintenance and services	5,458	4,353	15,681	12,946

Total cost of revenue	9,900	8,640	27,635	21,868

Gross profit	19,382	16,638	57,251	46,084
Operating expenses
Research and development	8,496	6,425	23,207	19,252
Sales and marketing	12,959	11,129	37,976	32,764
General and administrative	4,886	3,162	14,055	8,486

Total operating expenses	26,341	20,716	75,238	60,502

Loss from operations	(6,959)	(4,078)	(17,987)	(14,418)
Other income (expense)
Foreign currency exchange loss	(170)	(279)	(482)	(406)
Interest and other income (expense), net	(10)	(65)	(31)	(130)

Loss before income taxes	(7,139)	(4,422)	(18,500)	(14,954)
Income taxes	75	32	839	119

Net loss	$(7,214)	$(4,454)	$(19,339)	$(15,073)
Accretion of redeemable convertible preferred stock	—	—	—	(2,442)

Net loss attributable to common shareholders	$(7,214)	$(4,454)	$(19,339)	$(17,515)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.29)	$(0.19)	$(0.80)	$(1.64)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders
Basic and diluted	24,654	23,706	24,225	10,654

Imprivata, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(19,339)	$(15,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,711	2,241
Provision for doubtful accounts	(2)	90
Stock-based compensation	2,996	1,126
Loss on disposal of fixed assets	16	66
Change in value of contingent purchase price liability	71	(448)
Deferred income taxes	694	—
Changes in operating assets and liabilities:
Accounts receivable	4,192	380
Prepaid expenses and other current assets	(2,072)	(856)
Deferred revenue	2,115	3,977
Accounts payable	2,662	(723)
Accrued expenses and other current liabilities	(1,805)	(201)
Other liabilities	243	12

Net cash used in operating activities	(7,518)	(9,409)

Cash flows from investing activities:
Purchases of property and equipment	(1,791)	(2,723)
Purchases of intangible assets	(852)	—
Acquisition of business	(18,955)	—

Net cash used in investing activities	(21,598)	(2,723)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	80,213
Deferred offering costs	—	(3,287)
Repayments for capital lease obligations, long-term debt and other	(483)	(497)
Proceeds from employee stock purchase plan	1,219	—
Proceeds from exercise of stock options	1,824	448

Net cash provided by financing activities	2,560	76,877

Effect of exchange rates on cash and cash equivalents	(43)	8

Net (decrease) increase in cash and cash equivalents	(26,599)	64,753
Cash and cash equivalents, beginning of year	78,524	13,284

Cash and cash equivalents, end of year	$51,925	$78,037

Imprivata, Inc.

Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net loss	$(7,214)	$(4,454)	$(19,339)	$(15,073)
Adjustments to reconcile to Adjusted EBITDA:
Income tax expense	75	32	839	119
Depreciation and amortization	1,027	783	2,711	2,241
Other expense, net	180	344	513	536
Stock-based compensation	1,215	461	2,996	1,126
Change in fair value of contingent liability	21	16	71	(448)
Acquisition costs	—	—	709	—
Shelf registration and offering costs	433	—	490	—

Adjusted EBITDA	$(4,263)	$(2,818)	$(11,010)	$(11,499)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net loss	$(7,214)	$(4,454)	$(19,339)	$(15,073)
Adjustments to reconcile to Non-GAAP net income:
Amortization of purchased intangible assets	235	128	511	385
Stock-based compensation	1,215	461	2,996	1,126
Change in fair value of contingent liability	21	16	71	(448)
Acquisition costs	—	—	709	—
Shelf registration and offering costs	433	—	490	—

Non-GAAP net loss	$(5,310)	$(3,849)	$(14,562)	$(14,010)

Non-GAAP net loss per share
Basic and diluted	$(0.22)	$(0.16)	$(0.60)	$(1.31)

Weighted average common shares outstanding used in computing non-GAAP net loss per share
Basic and diluted	24,654	23,706	24,225	10,654

(a) The Company reconciles non-GAAP net loss per share beginning with GAAP net loss instead of GAAP net loss attributable to common stockholders in order to eliminate the effect of the accretion of preferred stock on the calculation.

Imprivata, Inc.

Supplemental Financial Information

(in thousands)

(unaudited)

Share-based compensation included in cost of revenues and operating expenses related to the awards of stock options and the employee stock purchase plan are as follows:

	Three Months ended September 30,		Nine Months ended September 30,
(in thousands)	2015	2014	2015	2014
Cost of maintenance and professional services	$111	$43	$273	$94
Research and development	346	147	894	353
Sales and marketing	307	150	775	358
General and administrative	451	121	1,054	321

Total	$1,215	$461	$2,996	$1,126